Exhibit 99.1

bread financial

Bread Financial reports second quarter 2024 results

COLUMBUS, Ohio, July 25, 2024 – Bread Financial Holdings, Inc. (NYSE: BFH), a tech-forward financial services company that provides simple, personalized payment, lending, and saving solutions, today announced financial results for the second quarter ended June 30, 2024.

	Second quarter 2024		Year-to-date 2024	
($ in millions, except per share amounts)	**Total company**	**Continuing operations**	**Total company**	**Continuing operations**
Net income	**$133**	**$133**	**$268**	**$269**
Earnings per diluted share	**$2.66**	**$2.65**	**$5.36**	**$5.38**
Adjusted earnings per diluted share*	**$2.67**	**$2.66**	**$5.37**	**$5.39**

** The share amount used in calculating Adjusted earnings per diluted share (also referenced herein as Adjusted net income per diluted share and Adjusted income from continuing operations per diluted share) has been adjusted for the anti-dilutive impact of our Capped Call transactions, which themselves are related to the issuance of our 2023 Convertible Notes, and therefore represents a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

$17.9B	$939MM	13.8%	$48.89
2Q24 Average loans	**2Q24 Revenue**	**Common equity tier 1 capital ratio**	**Tangible book value per share**

- Relative to the second quarter of 2023:
  - Average credit card and other loans increased 1%, driven by ongoing growth in co-brand programs.
  - Net income increased $85 million, with Revenue decreasing $13 million, or 1%, and Expenses decreasing $61 million, or 12%.
  - Common equity tier 1 (CET1) capital ratio increased 170 basis points.
  - Tangible book value per share increased $9.90, or 25%.
- Second quarter delinquency rate was 6.0% and net loss rate was 8.6%.
- Grew direct-to-consumer deposits by 20.0% year-over-year to $7.2 billion by quarter-end.
- Signed long-term agreement with new partner Saks Fifth Avenue.

CEO COMMENTARY

"Actions we have taken over the past few years have enabled us to consistently generate solid results. We generated net income of $133 million in the quarter and increased our tangible book value by 25% year-over-year to $48.89. We advanced toward the targets provided at our investor day in June, with our double leverage ratio achieving our target level of less than 115% and direct-to-consumer deposits now representing 40% of our total funding. Further, our common equity tier 1 capital ratio increased 170 basis points year-over-year to 13.8%. We remain focused on disciplined capital allocation and proactive credit risk management, while maintaining the financial flexibility and resilience to successfully navigate through regulatory changes and economic volatility.

"In the second quarter we made further progress with the implementation of our mitigation strategy in response to the CFPB's final rule on credit card late fees. Our ongoing discussions with brand partners have been productive, and we now have various pricing changes in-market including increased APRs and statement fees. We are closely monitoring the ongoing litigation related to the rule, but will continue to execute on our mitigation strategy given the uncertainty surrounding the timing and outcome. We are confident in our ability to generate strong results and achieve our long-term strategic objectives and financial targets regardless of the litigation outcome.

"In June we announced a multi-year, multi-payments product agreement with Saks Fifth Avenue, a new client for us. Acquisition of the existing portfolio and the new program launch is expected to occur in the third quarter. Saks will leverage our robust digital capabilities to deliver personalized messages to drive customer engagement and seamless new account acquisitions.

"On the macro front, consumer spending continues to moderate in light of persistent inflation and higher interest rates. Second quarter trends reflected lower transaction sizes, albeit with more frequent shopping trips, as well as reduced discretionary and big ticket spending. Credit sales were also tempered due to our proactive credit tightening initiatives as we remain disciplined with credit risk management given economic pressures affecting payment capacity. Our credit actions have proven effective as delinquencies have trended lower and the net loss rate is expected to have peaked this quarter.

"We are in a position of strength with increased capital flexibility and financial resilience and are better equipped to address uncertainty than ever before, allowing us to generate sustainable long-term value for our shareholders."

- Ralph Andretta, president and chief executive officer

Bread Financial | July 25, 2024 1

Bread Financial | July 25, 2024 2 "Our second quarter financial results reflect our commitment to delivering strong returns through a disciplined approach. As a result, our expenses decreased 12% and PPNR increased 11% year-over-year. As expected, second quarter net interest margin decreased sequentially reflecting typical seasonal trends. "We continued to strengthen our balance sheet, which included reducing our double leverage ratio to 110%, achieving our target of less than 115%, and growing CET1 to 13.8%, representing a 170 basis points year-over-year improvement. Additionally, direct-to-consumer deposits increased 20% versus the second quarter of 2023 to $7.2 billion. Our average direct-to-consumer deposits now represent 40% of total funding, up from 33% a year ago. "From a credit perspective, our second quarter 2024 results were consistent with our expectations, as the delinquency rate is showing signs of stability. We anticipate that the second quarter of 2024 marked our peak net loss rate for the year, with this rate expected to follow seasonal trends for the third quarter (lower sequentially) and fourth quarter (higher sequentially). "Our reserve rate of 12.2% remained within the range we have seen over the past six quarters. In this challenging macroeconomic environment, we continue to maintain conservative economic scenario weightings in our credit reserve modeling and believe our loan loss reserve provides an appropriate margin of protection. "Litigation associated with the CFPB late fee rule is ongoing and the outcome and timing of the implementation of the rule is unknown, however, we are actively implementing mitigation plans intended to limit the financial impact of the final rule on our business. Because of the timeframe required for certain of these actions to roll through our existing portfolio, we expect the net impact of the rule to lessen over time. Given the uncertain timing of a ruling on the CFPB late fee litigation, we have updated our 2024 full year outlook to assume the rule does not take effect this year. "We are confident in our ability to deliver strong financial results while remaining responsible and disciplined in our credit management and capital allocation." - Perry Beberman, executive vice president and chief financial officer 2024 full year outlook Our 2024 outlook now assumes no impact from the CFPB late fee rule given uncertainty surrounding the timing and outcome of the ongoing litigation. • "Our 2024 outlook reflects slower sales growth as a result of continued moderation in consumer spending and strategic credit tightening, both of which are pressuring loan and revenue growth and the net loss rate. In addition, our 2024 outlook assumes multiple interest rate decreases by the Federal Reserve, which will pressure total net interest income. • Average loan growth: "Based on our current economic outlook, strategic credit tightening actions, higher gross credit losses, and visibility into our pipeline, we expect 2024 average credit card and other loans to be down low single digits relative to 2023. • Total revenue: "Total revenue growth, excluding gains on portfolio sales, is anticipated to be down low- to mid-single digits with a full year net interest margin lower than 2023 reflecting higher reversals of interest and fees due to expected higher gross credit losses, declining interest rates, and a continued shift in product mix to co-brand and proprietary products. • Total expenses: "As a result of efficiencies gained from ongoing investments in technology modernization and digital advancement, along with disciplined expense management, we expect expenses to be down mid-single digits relative to 2023. Expenses are projected to be higher in the second half of 2024 versus the first half of the year. • Net loss rate: "We expect a net loss rate in the low 8% range for 2024. We project a net loss rate of around 8% in the second half of 2024, which benefits from the strategic credit actions we have taken and an assumed gradual modest improvement in economic conditions throughout the year. • Effective tax rate: "We expect our full year normalized effective tax rate to be in the range of 25% to 26%, with quarter-over-quarter variability due to the timing of certain discrete items." CFO COMMENTARY

Key operating and financial metrics



Credit sales
$7.1B
-7%
$6.6B
2Q23
2Q24



Revenue
$952MM
-1%
$939MM
2Q23
2Q24



PPNR less gain on portfolio sale*
$422MM
+10%
$465MM
2Q23
2Q24

Credit metrics



Delinquency rate
5.5%
+50 bps
6.0%
2Q23
2Q24
Net loss rate
8.0%
+60 bps
8.6%
2Q23
2Q24

Diluted EPS



Total company
$0.95
$2.66
2Q23
2Q24
Continuing ops.(1)
$1.27
$2.65
$2.66
2Q23
2Q24
Adj. 2Q24(2)

Continuing operations[(1)]

($ in millions, except per share amounts)	Second quarter 2024	Second quarter 2023	Second quarter % Change	Year-to-date 2024	Year-to-date 2023	Year-to-date % Change
Total net interest and non-interest income ("Revenue")	$ 939	$ 952	(1)	$ 1,929	$ 2,241	(14)
Net principal losses	*382*	*351*	9	*775*	*694*	12
Reserve release	*(92)*	*(15)*	477	*(164)*	*(252)*	(35)
Provision for credit losses	290	336	(14)	611	442	38
Total non-interest expenses	469	530	(12)	949	1,075	(12)
Income from continuing operations before income taxes	180	86	108	369	724	(49)
Income from continuing operations	**$ 133**	**$ 64**	**108**	**$ 269**	**$ 519**	**(48)**
Income from continuing operations per diluted share	$ 2.65	$ 1.27	109	$ 5.38	$ 10.34	(48)
Adjusted income from continuing operations per diluted share[(2)]	$ 2.66	$ 1.27	109	$ 5.39	$ 10.34	(48)
Weighted average shares outstanding – diluted	50.2	50.3		49.9	50.2	
Adjusted weighted average shares outstanding – diluted[(2)]	50.0	50.3		49.8	50.2	
Pretax pre-provision earnings (PPNR)*	$ 470	$ 422	11	$ 980	$ 1,166	(16)
Less: Gain on portfolio sale	(5)	—	nm	(5)	(230)	(98)
PPNR less gain on portfolio sale*	$ 465	$ 422	10	$ 975	$ 936	4

(1) Excludes amounts associated with our former LoyaltyOne segment and our former Epsilon segment which previously have been disclosed as discontinued operations and classified accordingly.

(2) The share amounts used in calculating Adjusted net income per diluted share and Adjusted income from continuing operations per diluted share have been adjusted for the anti-dilutive impact of our Capped Call transactions, and therefore represent a Non-GAAP financial measure. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".

* *PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See "Non-GAAP Financial Measures" and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

Note: Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

nm – Not meaningful, denoting a variance of 1,000 percent or more.

Bread Financial | July 25, 2024 3

Bread Financial | July 25, 2024 4 Second quarter 2024 compared with second quarter 2023 – continuing operations • Credit sales were $6.6 billion for the second quarter of 2024, a decrease of $0.5 billion, or 7%, reflecting moderating consumer spending and strategic credit tightening, partially offset by new partner growth. • Average credit card and other loans of $17.9 billion was up 1%, driven by ongoing growth in co-brand programs, while end-of-period credit card and other loans of $17.7 billion was down 1%, driven by the decline in credit sales and contributing factors noted above. • Revenue decreased $13 million, or 1%, driven by reduced merchant discount fees resulting from lower big ticket credit sales. • Total non-interest expenses decreased $61 million, or 12%, as card and processing expenses decreased $39 million, or 33%; depreciation and amortization expenses decreased $12 million, or 33%; and marketing expenses decreased $7 million, or 16%. • Income from continuing operations increased $69 million due to a higher reserve release and lower non-interest expenses. • PPNR, a non-GAAP financial measure, increased $48 million, or 11%. • The delinquency rate of 6.0% increased from 5.5% in the second quarter of 2023 and decreased 20 basis points sequentially. • The net loss rate of 8.6% increased from 8.0% in the second quarter of 2023 and increased 10 basis points sequentially. • CET1 of 13.8% increased from 12.1% in the second quarter of 2023 and increased 120 basis points sequentially. Contacts Investor Relations: Brian Vereb (brian.vereb@breadfinancial.com) Susan Haugen (susan.haugen@breadfinancial.com) Media Relations: Rachel Stultz (rachel.stultz@breadfinancial.com)

Bread Financial | July 25, 2024 5 Forward-looking statements This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our expectations or forecasts of future events and can generally be identified by the use of words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “project,” “plan,” “likely,” “may,” “should” or other words or phrases of similar import. Similarly, statements that describe our business strategy, outlook, objectives, plans, intentions or goals also are forward-looking statements. Examples of forward-looking statements include, but are not limited to, statements we make regarding, and the guidance we give with respect to, our anticipated operating or financial results, future financial performance and outlook, future dividend declarations, and future economic conditions. We believe that our expectations are based on reasonable assumptions. Forward-looking statements, however, are subject to a number of risks and uncertainties that are difficult to predict and, in many cases, beyond our control. Accordingly, our actual results could differ materially from the projections, anticipated results or other expectations expressed in this release, and no assurances can be given that our expectations will prove to have been correct. Factors that could cause the outcomes to differ materially include, but are not limited to, the following: macroeconomic conditions, including market conditions, inflation, higher interest rates, labor market conditions, recessionary pressures or a concern over a prolonged economic slowdown, and the related impact on consumer spending behavior, payments, debt levels, savings rates and other behavior; global political and public health events and conditions, including ongoing wars and military conflicts; future credit performance, including the level of future delinquency and write-off rates; the loss of, or reduction in demand from, significant brand partners or customers in the highly competitive markets in which we compete; the concentration of our business in U.S. consumer credit; inaccuracies in the models and estimates on which we rely, including the amount of our Allowance for credit losses and our credit risk management models; the inability to realize the intended benefits of acquisitions, dispositions and other strategic initiatives; our level of indebtedness and ability to access financial or capital markets; pending and future legislation, regulation, supervisory guidance, and regulatory and legal actions, including, but not limited to, those related to financial regulatory reform and consumer financial services practices, as well as any such actions with respect to late fees, interchange fees or other charges; impacts arising from or relating to the transition of our credit card processing services to third party service providers that we completed in 2022; failures or breaches in our operational or security systems, including as a result of cyberattacks, unanticipated impacts from technology modernization projects or otherwise; and any tax liability, disputes or other adverse impacts arising out of or relating to the spinoff of our former LoyaltyOne segment or the bankruptcy filings of Loyalty Ventures Inc. and certain of its subsidiaries. In addition, the Consumer Financial Protection Bureau (CFPB) has issued a final rule that, absent a successful legal challenge, will place significant limits on credit card late fees, which would have a significant impact on our business and results of operations for at least the short term and, depending on the effectiveness of the mitigating actions that we have taken or may in the future take in anticipation of, or in response to, the final rule, may potentially adversely impact us over the long term; we cannot provide any assurance as to the effective date of the rule, the result of any pending or future challenges or other litigation relating to the rule, or our ability to mitigate or offset the impact of the rule on our business and results of operations. The foregoing factors, along with other risks and uncertainties that could cause actual results to differ materially from those expressed or implied in forward-looking statements, are described in greater detail under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the most recently ended fiscal year, which may be updated in Item 1A of, or elsewhere in, our Quarterly Reports on Form 10-Q filed for periods subsequent to such Form 10-K. Our forward-looking statements speak only as of the date made, and we undertake no obligation, other than as required by applicable law, to update or revise any forward-looking statements, whether as a result of new information, subsequent events, anticipated or unanticipated circumstances or otherwise.

Bread Financial | July 25, 2024 6 Non-GAAP financial measures We prepare our audited Consolidated Financial Statements in accordance with accounting principles generally accepted in the United States of America (GAAP). However, certain information included herein constitutes non-GAAP financial measures. Our calculations of non-GAAP financial measures may differ from the calculations of similarly titled measures by other companies. In particular: • The share amounts used in calculating Adjusted net income per diluted share and Adjusted income from continuing operations per diluted share have been adjusted for the anti-dilutive impact of our capped call transactions. In connection with the issuance of our $316 million aggregate principal amount of 4.25% Convertible Senior Notes due 2028 (the Convertible Notes) on June 13, 2023, we entered into privately negotiated capped call transactions (the Capped Calls) that are expected generally to reduce potential dilution to our common stock and/or offset certain cash payments we may be required to make in excess of the principal amount of the Convertible Notes upon conversion, redemption or repurchase thereof, with such reduction and/or offset subject to a cap of $61.48 per share. We use Adjusted net income per diluted share and Adjusted income from continuing operations per diluted share to evaluate the dilutive impact of our Convertible Notes after the anti-dilutive impact of the Capped Calls is considered. • Pretax pre-provision earnings (PPNR) represents Income from continuing operations before income taxes and the Provision for credit losses. PPNR less gain on portfolio sale then decreases PPNR by the gain on any portfolio sale in the period. We use PPNR and PPNR less gain on portfolio sale as metrics to evaluate our results of operations before income taxes, excluding the volatility that can occur within Provision for credit losses and the one-time nature of a gain on the sale of a portfolio. • Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. We use ROTCE as a metric to evaluate the Company's performance. • Tangible common equity over Tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. We use TCE/TA as a metric to evaluate the Company’s capital adequacy and estimate its ability to absorb losses. • Tangible book value per common share represents TCE divided by shares outstanding. We use Tangible book value per common share, a metric used across the industry, to estimate liquidity value. We believe the use of these non-GAAP financial measures provide additional clarity in understanding our results of operations and trends. For a reconciliation of these non-GAAP financial measures to the most directly comparable GAAP measures, please see the “Reconciliation of GAAP to Non-GAAP Financial Measures”.

Bread Financial | July 25, 2024 7 Conference call / webcast information Bread Financial will host a conference call on Thursday, July 25, 2024, at 8:30 a.m. (Eastern Time) to discuss the company’s second quarter results. The conference call will be available via the internet at investor.breadfinancial.com. There will be several slides accompanying the webcast. Please go to the website at least 15 minutes prior to the call to register, download, and install any necessary software. The recorded webcast will also be available on the company’s website. About Bread Financial™ Bread Financial™ (NYSE: BFH) is a tech-forward financial services company providing simple, personalized payment, lending and saving solutions. The company creates opportunities for its customers and partners through digitally enabled choices that offer ease, empowerment, financial flexibility and exceptional customer experiences. Driven by a digital-first approach, data insights and white-label technology, Bread Financial delivers growth for its partners through a comprehensive suite of payment solutions that includes private label and co-brand credit cards and Bread Pay™ buy now, pay later products. Bread Financial also offers direct-to-consumer products that give customers more access, choice and freedom through its branded Bread Cashback™ American Express® Credit Card and Bread Savings™ products. Headquartered in Columbus, Ohio, Bread Financial is powered by its approximately 7,000 global associates and is committed to sustainable business practices. To learn more about Bread Financial, visit breadfinancial.com or follow us on Facebook, LinkedIn, Twitter/X and Instagram.

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per share amounts)

	Three months ended June 30,		Six months ended June 30,	
	2024	2023	2024	2023
Interest income				
Interest and fees on loans	$ 1,174	$ 1,153	$ 2,422	$ 2,441
Interest on cash and investment securities	54	44	106	90
Total interest income	1,228	1,197	2,528	2,531
Interest expense				
Interest on deposits	152	127	308	244
Interest on borrowings	89	78	181	178
Total interest expense	241	205	489	422
Net interest income	**987**	**992**	**2,039**	**2,109**
Non-interest income				
Interchange revenue, net of retailer share arrangements	(84)	(74)	(177)	(161)
Gain on portfolio sale	5	—	5	230
Other	31	34	62	63
Total non-interest income	(48)	(40)	(110)	132
Total net interest and non-interest income	**939**	**952**	**1,929**	**2,241**
Provision for credit losses	**290**	**336**	**611**	**442**
Total net interest and non-interest income, after provision for credit losses	649	616	1,318	1,799
Non-interest expenses				
Employee compensation and benefits	214	217	427	437
Card and processing expenses	77	116	164	235
Information processing and communication	73	75	147	150
Marketing expenses	33	40	61	79
Depreciation and amortization	23	35	46	69
Other	49	47	104	105
Total non-interest expenses	**469**	**530**	**949**	**1,075**
Income from continuing operations before income taxes	180	86	369	724
Provision for income taxes	47	22	100	205
Income from continuing operations	133	64	269	519
Income (loss) from discontinued operations, net of income taxes	—	(16)	(1)	(16)
Net income	**$ 133**	**$ 48**	**$ 268**	**$ 503**
Basic income per share				
Income from continuing operations	$ 2.69	$ 1.28	$ 5.42	$ 10.37
Income (loss) from discontinued operations	$ —	$ (0.33)	$ (0.02)	$ (0.33)
Net income per share	$ 2.69	$ 0.95	$ 5.40	$ 10.04
Diluted income per share				
Income from continuing operations	$ 2.65	$ 1.27	$ 5.38	$ 10.34
Income (loss) from discontinued operations	$ 0.01	$ (0.32)	$ (0.02)	$ (0.32)
Net income per share	$ 2.66	$ 0.95	$ 5.36	$ 10.02
Weighted average common shares outstanding				
Basic	49.6	50.1	49.6	50.1
Diluted	50.2	50.3	49.9	50.2
Pretax pre-provision earnings (PPNR)*	$ 470	$ 422	$ 980	$ 1,166
Less: Gain on portfolio sales	(5)	—	(5)	(230)
PPNR less gain on portfolio sales*	$ 465	$ 422	$ 975	$ 936

* *PPNR and PPNR less gain on portfolio sale are non-GAAP financial measures. See “Non-GAAP Financial Measures” and "Reconciliation of GAAP to Non-GAAP Financial Measures".*

Bread Financial | July 25, 2024 8

Bread Financial | July 25, 2024 9 BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED BALANCE SHEETS (In millions) June 30, 2024 December 31, 2023 ASSETS Cash and cash equivalents $ 4,053 $ 3,590 Credit card and other loans Total credit card and other loans 17,743 19,333 Allowance for credit losses (2,164) (2,328) Credit card and other loans, net 15,579 17,005 Investments 264 253 Property and equipment, net 157 167 Goodwill and intangible assets, net 744 762 Other assets 1,347 1,364 Total assets $ 22,144 $ 23,141 LIABILITIES AND STOCKHOLDERS' EQUITY Deposits Direct-to-consumer (retail) $ 7,193 $ 6,454 Wholesale and other 5,801 7,166 Total deposits 12,994 13,620 Debt issued by consolidated variable interest entities 3,458 3,898 Long-term and other debt 1,296 1,394 Other liabilities 1,226 1,311 Total liabilities 18,974 20,223 Total stockholders’ equity 3,170 2,918 Total liabilities and stockholders’ equity $ 22,144 $ 23,141 Shares of common stock outstanding 49.7 49.3

Bread Financial | July 25, 2024 10 Note: The unaudited Consolidated Statements of Cash Flows are presented reflecting the combined cash flows from continuing and discontinued operations. BREAD FINANCIAL HOLDINGS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) Six months ended June 30, 2024 2023 CASH FLOWS FROM OPERATING ACTIVITIES Net income $ 268 $ 503 Adjustments to reconcile net income to net cash provided by operating activities Provision for credit losses 611 442 Depreciation and amortization 46 69 Deferred income taxes (45) (30) Non-cash stock compensation 28 22 Amortization of deferred financing costs 11 13 Amortization of deferred origination costs 50 44 Gain on portfolio sale (5) (230) Change in other operating assets and liabilities Change in other assets 45 88 Change in other liabilities (81) (183) Other (4) 3 Net cash provided by operating activities 924 741 CASH FLOWS FROM INVESTING ACTIVITIES Change in credit card and other loans 693 477 Proceeds from sale of credit card loan portfolios 100 2,499 Purchase of credit card loan portfolio — (81) Purchases of investments (23) (24) Maturities of investments 7 6 Other, including capital expenditures (26) (17) Net cash provided by investing activities 751 2,860 CASH FLOWS FROM FINANCING ACTIVITIES Unsecured borrowings under debt agreements 300 801 Repayments/maturities of unsecured borrowings under debt agreements (407) (1,297) Debt issued by consolidated variable interest entities 700 1,392 Repayments/maturities of debt issued by consolidated variable interest entities (1,139) (4,182) Net decrease in deposits (627) (779) Payment of deferred financing costs (6) (49) Payment for capped call transactions — (39) Dividends paid (22) (21) Repurchase of common stock (11) — Other (7) (3) Net cash used in financing activities (1,219) (4,177) Change in cash, cash equivalents and restricted cash 456 (576) Cash, cash equivalents and restricted cash at beginning of period 3,616 3,927 Cash, cash equivalents and restricted cash at end of period $ 4,072 $ 3,351

BREAD FINANCIAL HOLDINGS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In millions, except percentages)

	As of or for the three months ended June 30,			As of or for the six months ended June 30,		
	2024	2023	% Change	2024	2023	% Change
Adjusted weighted average shares outstanding – diluted						
Weighted average shares outstanding – diluted	50.2	50.3		49.9	50.2	
Less: Anti-dilutive impact of Capped Call transactions	(0.2)	n/a		(0.1)	n/a	
Adjusted weighted average shares outstanding – diluted*	50.0	50.3		49.8	50.2	
Adjusted income per diluted share						
Net income from continuing operations per diluted share	$ 2.65	$ 1.27	109	$ 5.38	$ 10.34	(48)
Net income (loss) from discontinued operations per diluted share	0.01	(0.32)	(103)	(0.02)	(0.32)	(94)
Net income per diluted share	$ 2.66	$ 0.95	180	$ 5.36	$ 10.02	(47)
Anti-dilutive impact of Capped Call transactions	0.01	n/a	nm	0.01	n/a	nm
Adjusted net income per diluted share	$ 2.67	$ 0.95	181	$ 5.37	$ 10.02	(46)
Adjusted income from continuing operations per diluted share	$ 2.66	$ 1.27	109	$ 5.39	$ 10.34	(48)
Pretax pre-provision earnings						
Income from continuing operations before income taxes	$ 180	$ 86	108	$ 369	$ 724	(49)
Provision for credit losses	290	336	(14)	611	442	38
Pretax pre-provision earnings (PPNR)	$ 470	$ 422	11	$ 980	$ 1,166	(16)
Less: Gain on portfolio sale	(5)	—	nm	(5)	(230)	(98)
PPNR less gain on portfolio sale	$ 465	$ 422	10	$ 975	$ 936	4
Average Tangible common equity						
Average Total stockholders' equity	3,202	2,731	17	3,161	2,614	21
Less: average Goodwill and intangible assets, net	(750)	(785)	(4)	(754)	(790)	(4)
Average Tangible common equity	$ 2,452	$ 1,946	26	$ 2,407	$ 1,824	32
Tangible common equity (TCE)						
Total stockholders' equity	3,170	2,736	16	3,170	2,736	16
Less: Goodwill and intangible assets, net	(744)	(780)	(5)	(744)	(780)	(5)
Tangible common equity (TCE)	$ 2,426	$ 1,956	24	$ 2,426	$ 1,956	24
Tangible assets (TA)						
Total assets	22,144	21,609	2	22,144	21,609	2
Less: Goodwill and intangible assets, net	(744)	(780)	(5)	(744)	(780)	(5)
Tangible assets (TA)	$ 21,400	$ 20,829	3	$ 21,400	$ 20,829	3

nm – Not meaningful, denoting a variance of 1,000 percent or more.
n/a – Not applicable

Bread Financial | July 25, 2024 11

BREAD FINANCIAL HOLDINGS, INC.
UNAUDITED SUMMARY FINANCIAL HIGHLIGHTS
(In millions, except per share amounts and percentages)

	As of or for the three months ended June 30,			As of or for the six months ended June 30,		
	2024	2023	% Change	2024	2023	% Change
Credit sales	$ 6,570	$ 7,057	(7)	$ 12,600	$ 14,430	(13)
Average credit card and other loans	$ 17,872	$ 17,652	1	$ 18,209	$ 18,528	(2)
End-of-period credit card and other loans	$ 17,743	$ 17,962	(1)	$ 17,743	$ 17,962	(1)
End-of-period direct-to-consumer deposits	$ 7,193	$ 5,993	20	$ 7,193	$ 5,993	20
Return on average assets(1)	2.4%	1.2%	1.2	2.4%	4.6%	(2.2)
Return on average equity(2)	16.7%	9.4%	7.3	17.1%	39.7%	(22.6)
Return on average tangible common equity(3)	21.8%	13.2%	8.6	22.5%	56.9%	(34.4)
Net interest margin(4)	18.0%	18.7%	(0.7)	18.3%	18.8%	(0.5)
Loan yield(5)	26.4%	26.1%	0.3	26.7%	26.4%	0.3
Efficiency ratio(6)	49.9%	55.7%	(5.8)	49.2%	47.9%	1.3
Double leverage ratio(7)	110.1%	141.4%	(31.3)	110.1%	141.4%	(31.3)
Common equity tier 1 capital ratio(8)	13.8%	12.1%	1.7	13.8%	12.1%	1.7
Total risk-based capital ratio(9)	15.1%	13.4%	1.7	15.1%	13.4%	1.7
Total risk-weighted assets(10)	$ 18,859	$ 18,745	1	$ 18,859	$ 18,745	1
Tangible common equity / tangible assets ratio (TCE/TA)(11)	11.3%	9.4%	1.9	11.3%	9.4%	1.9
Tangible book value per common share(12)	$ 48.89	$ 38.99	25	$ 48.89	$ 38.99	25
Payment rate(13)	14.4%	15.0%	(0.6)	14.4%	15.0%	(0.6)
Delinquency rate(14)	6.0%	5.5%	0.5	6.0%	5.5%	0.5
Net loss rate(14)	8.6%	8.0%	0.6	8.6%	7.5%	1.1
Reserve rate	12.2%	12.3%	(0.1)	12.2%	12.3%	(0.1)

Note: Beginning in 2024, we revised the calculation of average balances to more closely align with industry practice by incorporating an average daily balance. Prior to 2024, average balances represent the average balance at the beginning and end of each month, averaged over the periods indicated.

(1) Return on average assets represents annualized Income from continuing operations divided by average Total assets.
(2) Return on average equity represents annualized Income from continuing operations divided by average Total stockholders' equity.
(3) Return on average tangible common equity (ROTCE) represents annualized Income from continuing operations divided by average Tangible common equity. Tangible common equity (TCE) represents Total stockholders' equity reduced by Goodwill and intangible assets, net. ROTCE is a non-GAAP financial measure.
(4) Net interest margin represents annualized Net interest income divided by average Total interest-earning assets.
(5) Loan yield represents annualized Interest and fees on loans divided by Average credit card and other loans.
(6) Efficiency ratio represents Total non-interest expenses divided by Total net interest and non-interest income.
(7) Double leverage ratio represents Parent Company investment in subsidiaries divided by BFH consolidated equity.
(8) Common equity tier 1 capital ratio represents common equity tier 1 capital divided by total risk-weighted assets.
(9) Total risk-based capital ratio represents total capital divided by total risk-weighted assets.
(10) Total risk-weighted assets are generally measured by allocating assets, and specified off-balance sheet exposures, to various risk categories as defined by the Basel III standardized approach.
(11) Tangible common equity over tangible assets (TCE/TA) represents TCE divided by Tangible assets (TA), which is Total assets reduced by Goodwill and intangible assets, net. TCE/TA is a non-GAAP financial measure.
(12) Tangible book value per common share represents TCE divided by shares outstanding and is a non-GAAP financial measure.
(13) Payment rate represents consumer payments during the last month of the period, divided by the beginning-of-month Credit card and other loans, including held for sale in applicable periods.
(14) Starting with 3Q22 through 2Q23, the Net loss rate was impacted by the transition of our credit card processing services in June 2022.

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